FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

SLEEP NUMBER CORPORATION TO ANNOUNCE
THIRD QUARTER 2018 RESULTS

Minneapolis - (Oct. 10, 2018) - Sleep Number Corporation (NASDAQ: SNBR) will release results for the third quarter ended Sept. 29, 2018, after close of the regular trading session on Oct. 24, 2018.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) on Oct. 24. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations section of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s proprietary SleepIQ® technology platform -- one of the most comprehensive databases of biometric consumer sleep data - is proving the connection between sleep and wellbeing. With breakthrough innovations such as the revolutionary Sleep Number 360® smart bed, Sleep Number is redefining the future of sleep and shaping the future of health and wellness. To experience better quality sleep, visit one of the over 560 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

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Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com